EXHIBIT 23.1
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Cragar Industries, Inc.
Scottsdale, Arizona

We hereby consent to the reference in the Prospectus constituting a part of the Registration Statement on Form S-8 of Cragar Industries, Inc. of our report dated March 22, 2001 relating to the financial statements of Cragar Industries, Inc. which is contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.


SEMPLE & COOPER, LLP





Phoenix, Arizona
May 22, 2001